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[THE CIT GROUP LOGO appears here]                          August 19, 1997
                                                           As of August 1, 1997


J.S. Oshman and Co., Inc.
Oshman Sporting Goods Co., Alabama
Oshman Sporting Goods Co., Arizona
Oshman Sporting Goods Co., Arkansas
Oshman Sporting Goods Co., California
Oshman Sporting Goods Co., Colorado
Oshman Sporting Goods Co., Florida
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii
Oshman Sporting Goods Co., Kansas
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Michigan
Oshman Sporting Goods Co., Minnesota
Oshman Sporting Goods Co., Missouri
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey
Oshman Sporting Goods Co., New Mexico
Oshman Sporting Goods Co., New York
Oshman Sporting Goods Co., Ohio
Oshman Sporting Goods Co., Oklahoma
Oshman Sporting Goods Co., Oregon
Oshman Sporting Goods Co., South Carolina
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas
Oshman Sporting Goods Co., Utah
Oshman Sporting Goods Co., Washington
Oshman's Ski Skool, Inc.
Oshman's Sporting Goods, Inc. - Services
2302 Maxwell Lane
Houston, Texas  77023
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Gentlemen:

We refer to that certain Financing Agreement among each of you (herein collectively called the "Companies") and us, dated August 31, 1992, as supplemented and amended from time to time (herein referred to as the "Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Pursuant to mutual understanding, the Agreement is hereby amended as follows:

1. The definition of "Availability Reserve" set forth in the Agreement shall be, and hereby is, amended and restated in its entirety to read as follows:

    "Availability Reserve shall mean at any time of determination an amount equal to the sum of (i) the then undrawn amount of all outstanding Letters of Credit, plus (ii) a thirty-two and one-half percent (32.5%) reserve against the cost of inventory located in the traditional stores (i.e., stores other than those having a tradename of "Oshman's Supersports" or "Supersports U.S.A.") scheduled to be closed during the fiscal year
    1997, such reserve to remain in place until the liquidation process is complete; plus (iii) the amount of all sales taxes collected by the Companies and not yet remitted to the authority to which such taxes are owed, the amount of which shall be determined by CITBC in its sole discretion."

2. Subpart I of Paragraph 10 of Section 6 of the Agreement is hereby amended by inserting the following under the captions "Fiscal Quarter Ending" and "EBITDA":

   Fiscal Quarter Ending                                EBITDA
---------------------------            ----------------------------------------
August 2, 1997                         Less than $0.00

November 1, 1997                       More negative then negative $2,000,000.00

January 31, 1998                       Less than $5,250,000.00

3.  The following new paragraph 24 shall be added to the end of Section 6 of the
Agreement:

    "24. The Companies shall, for the fiscal month beginning January 4, 1998 and ending January 31, 1998, maintain, on a consolidated basis, Availability of not less than $8,000,000.00, which shall exclude any amount imposed by CITBC under subclause (iii) of the Availability Reserve, and which Availability shall be computed on the basis of all of the Companies' debts, obligations and accounts payable being current in accordance with the Companies' customary business practices with respect thereto."

4. The word "or" after the roman numeral "xii)" shall be deleted in subparagraph g) of Paragraph 1 in Section 9 of the Agreement, and the following shall be inserted at the end of such subparagraph: "xiii) Paragraph 23 of
Section 6, or xix) Paragraph 24 of Section 6;"

                                      -2-
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5.  The following new paragraph 6 shall be added to the end of Section 3 of the
Agreement:

    "6.   The Companies also agree that CITBC may enter upon the Companies'
    premises x) once a year, and y) upon the occurrence of a Default or Event of Default at any time and from time to time, at CITBC's sole discretion, for the purpose of conducting, at the Companies' sole expense, one or more complete physical inventories and/or reappraisals of the Companies' Inventory."

In consideration of the use of our in-house staff for the preparation of the foregoing, you, by your signature below, hereby authorize us to immediately charge your account with us a documentation fee of $475.00.

Except as otherwise provided herein, no other change in any of the terms or provisions of the Agreement is intended or implied. If the foregoing is in accordance with your understanding, please sign and return to us the enclosed copy of this letter to so indicate.

                                      Very truly yours,

                                      THE CIT GROUP/BUSINESS CREDIT, INC.


                                      By  /s/ Pamela Wozniak
                                          ----------------------------
                                          Name:    Pamela Wozniak
                                          Title:   AVP

                                      -3-
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Read and Agreed to:

J.S. Oshman and Co., Inc.
Oshman Sporting Goods Co., Alabama
Oshman Sporting Goods Co., Arizona
Oshman Sporting Goods Co., Arkansas
Oshman Sporting Goods Co., California
Oshman Sporting Goods Co., Colorado
Oshman Sporting Goods Co., Florida
Oshman Sporting Goods Co., Georgia
Oshman Sporting Goods Co., Hawaii
Oshman Sporting Goods Co., Kansas
Oshman Sporting Goods Co., Louisiana
Oshman Sporting Goods Co., Michigan
Oshman Sporting Goods Co., Minnesota
Oshman Sporting Goods Co., Missouri
Oshman Sporting Goods Co., Nevada
Oshman Sporting Goods Co., New Jersey
Oshman Sporting Goods Co., New Mexico
Oshman Sporting Goods Co., New York
Oshman Sporting Goods Co., Ohio
Oshman Sporting Goods Co., Oklahoma
Oshman Sporting Goods Co., Oregon
Oshman Sporting Goods Co., South Carolina
Oshman Sporting Goods Co., Tennessee
Oshman Sporting Goods Co., Texas
Oshman Sporting Goods Co., Utah
Oshman Sporting Goods Co., Washington
Oshman's Ski Skool, Inc.
Oshman's Sporting Goods, Inc. - Services


By  /s/ A. Lynn Boerner
    ---------------------------
    Name:   A. Lynn Boerner
    Title:  VP - CAO
            of each of the above Companies

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